Exhibit 32.1

CERTIFICATIONS
PURSUANT TO 18 UNITED STATES CODE §1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies that to his knowledge the quarterly report on Form 10-Q of GenCorp Inc. for the period ended August 31, 2004 (the Report), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company, as of the dates and the periods expressed in the Report.

/s/ Terry L. Hall

Name: Terry L. Hall
Title: Chairman of the Board, President and Chief
Executive Officer (Principal Executive Officer)
Date: October 15, 2004

The undersigned hereby certifies that to her knowledge the quarterly report on Form 10-Q of GenCorp Inc. for the period ended August 31, 2004 (the Report), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company, as of the dates and the periods expressed in the Report.

/s/ Yasmin R. Seyal

Name: Yasmin R. Seyal
Title: Senior Vice President, Chief Financial Officer
(Principal Financial Officer and Principal Accounting
Officer)
Date: October 15, 2004